UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 5, 2008 (May 2, 2008)

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(614) 438-3210
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2008, Worthington Industries, Inc. (the “Company”) reported that John S. Christie, President and Chief Financial Officer of the Company, has requested early retirement. Mr. Christie has agreed to remain with the Company through the end of July 2008 to permit an orderly close of the Company’s financial statements for the fiscal year ending May 31, 2008, as well as a smooth transition to a new Chief Financial Officer.

A copy of the news release issued by the Company on May 2, 2008 announcing the retirement of Mr. Christie is included with this Current Report on Form 8-K as Exhibit 99.1.

In connection with Mr. Christie’s retirement, Mr. Christie and the Company have agreed as follows:

1.

For the months of June and July 2008, Mr. Christie will no longer participate in the Company’s normal base salary and bonus program. Instead, Mr. Christie will receive $66,666 per month in total cash compensation;

2.	Mr. Christie will be subject to a covenant not to compete for three years following his retirement;

3.

Mr. Christie will be paid an aggregate amount of $800,000 (which approximates Mr. Christie’s average annual cash compensation (base salary and bonus) for the Company’s fiscal years ended May 31, 2006 and 2007) in bi-monthly installment following his retirement, with a final lump sum payment to be made in March 2009;

4.	The Company will pay or forgive Mr. Christie’s healthcare premiums under the Company’s employee-paid retiree healthcare program for up to three years; and

5.	The normal provisions applicable to retirement will apply in determining Mr. Christie’s benefits and rights under the Company’s stock option, incentive compensation, 401(k) and other benefit programs.

Item 9.01     Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits:

99.1 News Release issued by Worthington Industries, Inc. on May 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	May 5, 2008	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary